As filed with the Securities and Exchange Commission on November 8, 2012.

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BODY CENTRAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	14-1972231
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6225 Powers Avenue, Jacksonville, FL 32217

(Address of Principal Executive Office)( Zip Code)

BODY CENTRAL CORP. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Julia B. Davis

General Counsel

6225 Powers Avenue

Jacksonville, Florida 32217

(Name and address of agent for service)

(904) 737-0811
(Telephone Number, including area code, for agent for service)

Copy to:

Martin C. Glass, Esq.

Goodwin Procter LLP

620 Eighth Avenue

New York, NY  10018

(212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock (par value $0.001 per share)	400,000	$10.15	$4,060,000	$553.79

(1)                                 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)                                 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $10.15, the average of the high and low sale prices of our common stock on The NASDAQ Global Market on November 2, 2012, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3)                                 Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

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Explanatory Note

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a Registration Statement on this form relating to an employee benefit plan is effective.  Pursuant to Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement previously filed with respect to the Company’s Amended and Restated 2006 Equity Incentive Plan on Form S-8 (Registration No. 333-171531).

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 8th day of November, 2012.

BODY CENTRAL CORP.

By:	/s/ Thomas W. Stoltz
Name: Thomas W. Stoltz
Title: Interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas W. Stoltz and Beth Angelo, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 8th day of  November, 2012.

Signature	Title

/s/ Thomas W. Stoltz	Interim Chief Executive Officer, Chief Operating
Thomas W. Stoltz	Officer, Chief Financial Officer and Treasurer
(Principal Executive Officer and Principal Financial and
Accounting Officer)

Beth R. Angelo	Chief Merchandising Officer, Executive
Vice President and Director

/s/ Donna R. Ecton
Donna R. Ecton	Director

/s/ Scott M. Gallin
Scott M. Gallin	Director

/s/ Robert B. Glass
Robert B. Glass	Director

/s/ John K. Haley
John K. Haley	Director

/s/ David A. Katz
David A. Katz	Director

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Third Amended and Restated Certificate of Incorporation of Body Central Corp. as amended May 25, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K filed on March 15, 2012).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168014)).

4.3	Specimen certificate for shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168014)).

5.1	Opinion of Goodwin Procter LLP with respect to the legality of the shares being registered (filed herewith).

10.1	Amended and Restated 2006 Equity Incentive Plan of the Registrant (incorporated by reference to Appendix A to the Registrant’s 2012 Annual Meeting Proxy Statement filed April 5, 2012).

10.2	Amendment dated August 23, 2012 to Amended and Restated 2006 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.1 to Registrant’s Form 10-Q filed November 8, 2012).

10.4

Form of Incentive Stock Option Agreement under the Amended and Restated 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168014)).

10.5

Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168014)).

23.1	Consent of PricewaterhouseCoopers, LLP, independent registered certified public accounting firm (filed herewith).

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page hereto).

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